CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 17 to the registration statement on Form N-1A ("Registration Statement") (File Nos. 33-67852 and 811-7978) of our report dated February 15, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Reports to shareholders of Northstar Galaxy Trust, respectively, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
April 26, 2000